As filed with the Securities and Exchange Commission on September 12, 2003
Registration No. 333-57316

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

E*TRADE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-2844166
(State of other jurisdiction of	(I.R.S. Employee
incorporation or organization)	Identification Number)

4500 Bohannon Drive
Menlo Park, California 94025
(650) 331-6000
(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

Russell S. Elmer
General Counsel and
Corporate Secretary
E*TRADE GROUP, INC.
4500 Bohannon Drive
Menlo Park, California 94025
(650) 331-6000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Bruce K. Dallas, Esq.
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

     If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     This Post-Effective Amendment No. 1 to Form S-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SHARES

          This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, as amended (No. 333-57316), which was declared effective on June 15, 2001, is being filed to deregister unsold shares of common stock of the registrant, E*TRADE Group, Inc. The registrant’s obligation to keep the Registration Statement effective has expired. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all shares of common stock, the sale of which was registered under the Registration Statement, that were not sold under the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on September 8, 2003.

E*TRADE GROUP, INC.

By	/s/ Leonard C. Purkis

	Name:	Leonard C. Purkis
	Title:	Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell H. Caplan	Chief Executive Officer and Director (Principal	September 8, 2003
Executive Officer)
Mitchell H. Caplan

/s/ Leonard C. Purkis	Chief Financial Officer	September 8, 2003
(Principal Financial and Accounting Officer)
Leonard C. Purkis

*	Chairman of the Board	September 8, 2003

George Hayter

*	Chairman Emeritus	September 8, 2003

William A. Porter

*	Director	September 8, 2003

Ronald D. Fisher

Director

Michael K. Parks

Director

C. Cathleen Raffaeli

*	Director	September 8, 2003

Lewis E. Randall

*
	Director	September 8, 2003
Lester C. Thurow

Director

Donna L. Weaver

* hereby signs this Amendment No. 1 to the Registration Statement on Form S-3 on September 8, 2003 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney previously filed.

By:	/s/ Leonard C. Purkis

	Name:	Leonard C. Purkis
	Title:	Chief Financial Officer